UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2016

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders (the “Annual Meeting”) of Covanta Holding Corporation (the “Company”) held on May 5, 2016, the Company’s stockholders voted on the following proposals:

1.	To elect ten directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders. Each director was elected with the votes cast as follows:

Directors	For	Withheld	Broker Non-Votes
David M. Barse	95,779,839	5,961,033	20,016,524
Ronald J. Broglio	98,220,527	3,520,345	20,016,524
Peter C.B. Bynoe	66,135,949	35,604,923	20,016,524
Linda J. Fisher	98,453,596	3,287,276	20,016,524
Joseph M. Holsten	98,357,269	3,383,603	20,016,524
Stephen J. Jones	98,318,805	3,422,067	20,016,524
Anthony J. Orlando	93,553,490	8,187,382	20,016,524
Robert S. Silberman	95,177,728	6,563,144	20,016,524
Jean Smith	96,970,264	4,770,608	20,016,524
Samuel Zell	97,184,379	4,556,493	20,016,524

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the 2016 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,861,936	634,786	260,674	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2016

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary